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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        ---------------------------------

        Date of Report (Date of earliest event reported): May 4, 1998

                      Union Texas Petroleum Holdings, Inc.
             (Exact name of Registrant as specified in its charter)


        Delaware                    1-9019                    76-0040040
     (State or other             (Commission               (I.R.S. Employer
     jurisdiction of             File Number)             Identification No.)
      incorporation)


                  1330 Post Oak Boulevard, Houston, Texas 77056
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (713) 623-6544



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Item 5. OTHER EVENTS.

          The Registrant announced on May 4, 1998 that it had signed a definitive Agreement and Plan of Merger with Atlantic Richfield Company ("ARCO") under which ARCO will commence an all-cash tender offer for all of the Registrant's outstanding common stock on or prior to May 8, 1998 for $29.00 per share. ARCO expects the tender offer will be completed by the end of the Registrant's second quarter. ARCO plans to finance the transaction using commercial paper and other short-term borrowings backed by existing and additional bank facilities. Any shares not purchased in the tender offer will be acquired for $29.00 per share in cash pursuant to a merger after completion of the tender offer. The transaction is subject to usual closing conditions including regulatory approvals.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   UNION TEXAS PETROLEUM HOLDINGS, INC.



                                   By: /s/ ALAN R. CRAIN, JR.
                                      -----------------------------------
                                      Alan R. Crain, Jr.
                                      Vice President and General Counsel


Date:  May 4, 1998